                                                                     Exhibit 4.8


                              AMENDED AND RESTATED
                           SECURITYHOLDERS' AGREEMENT


            THIS AMENDED AND RESTATED SECURITYHOLDERS' AGREEMENT is made as of ________, 1999, by and among MGC Communications, Inc., a Nevada corporation (the "Company"), the Institutional Investors (as defined herein), and each of the securityholders from time to time a party hereto (the "Securityholders") (as amended from time to time, this "Agreement").

            WHEREAS, the parties hereto are parties to that certain Securityholders' Agreement dated as of April 5, 1999 (the "Original Agreement"); and

            WHEREAS, Providence Equity Partners III L.P. ("PEP"), Providence Equity Operating Partners III L.P. ("PEOP"), JK&B Capital III L.P. ("JK&B"), Wind Point Partners III, L.P. and Wind Point Executive Advisor Partners III, L.P., and the Company are parties to that certain Securities Purchase Agreement dated April 5, 1999 (the "Original Purchase Agreement"); and

            WHEREAS, PEP, PEOP, JK&B, JK&B Capital, L.P. ("JK&BCLP"), JK&B Capital II, L.P. ("Capital II") and JK&B Capital III QIP, L.P. ("QIP") are concurrently herewith purchasing shares of the Company's Series C Convertible Preferred Stock, $.001 par value (the "Series C Preferred"), pursuant to a Securities Purchase Agreement dated _____, 1999 (the "Securities Purchase Agreement"); and

            WHEREAS, the execution and delivery of this Agreement is a condition to the purchase of the Series C Preferred by PEP, PEOP, JK&B, JK&BCLP, Capital II and QIP pursuant to the Securities Purchase Agreement; and

            WHEREAS, capitalized terms used herein but not otherwise defined herein have the meaning given such terms in the Original Purchase Agreement; and

            WHEREAS, the parties hereto desire to amend and restate in its entirety the Original Agreement;

            NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

            Section 1.  Certain Definitions.

            "Board" means the Company's Board of Directors.

            "Institutional Investors" means those Persons holding Investor
Shares.

            "Investor Designees" means those member(s) of the Board or Sub Board that have been designated by the Required Investor Approval.

            "Investor Shares" means the "Purchased Securities" as defined in the Original Purchase Agreement and the "Purchased Securities" as defined in the Securities Purchase Agreement.

            "Original Agreement" has the meaning given such term in the recitals.

            "Original Purchase Agreement" has the meaning given such term in the recitals.

            "Preferred Shares" means shares of Series B Preferred and Series C Preferred.

            "Required Board Approval" means the majority vote or written consent of a majority of the directors of the Board or the Sub Board, as applicable, including the approval of the Investor Designee, or, if there is more than one Investor Designee, that Investor Designee that has been designated in writing by the Required Investor Approval as the person whose approval is necessary for purposes of this definition.

            "Required Investor Approval" means, at any time, the affirmative vote of the holders of more than fifty percent (50%) of the outstanding Investor Shares held of record by the Institutional Investors at such time.

            "Securities Purchase Agreement" has the meaning given such term in the recitals.

            "Series B Preferred" means the Company's Series B Convertible Preferred Stock, $.001 par value per share.

            "Series C Preferred" has the meaning given such term in the recitals.

            "Subject Securities" has the meaning given to such term in Section 2 hereof.

            Section 2. Board Composition.

                  (a) From and after the date hereof, and until the provisions of this Section 2 cease to be effective, each Securityholder and Institutional Investor shall vote all of its Common Stock, Investor Shares and other voting securities of the Company over which such holder has voting control ("Subject Securities") and shall take all other necessary or desirable actions within its control (in its capacity as a securityholder or stockholder and, subject to any fiduciary obligation owed by such Securityholder or Institutional Investor to the Company, in its capacity as a director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that the following shall occur:



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

                  (i) subject to the limitations contained in Section 2(a)(vi), there shall be elected to the Board such number of representatives designated by Required Investor Approval as are necessary to result in the percentage representation by Investor Designees on the Board equaling at least the Institutional Investors' percentage ownership of outstanding Common Stock of the Company arising out of their record ownership of (x) Preferred Shares (assuming the conversion of all outstanding shares of Series B Preferred and Series C Preferred) and (y) shares of Common Stock that have been issued on conversion of shares of Series B Preferred and Series C Preferred; provided, subject to the limitations contained in Section 2(a)(vi), in no event shall the initial number of Investor Designees to the Board be less than two (2);

                  (ii) the governing body of each of the Company's Subsidiaries (each a "Sub Board") shall have at least one Investor Designee;

                  (iii) any committees of the Board or a Sub Board (to the
                        extent not yet created) shall be created only upon Required Board Approval and each committee shall have at least one Investor Designee;

                  (iv) the removal from the Board or a Sub Board or any committee thereof without cause of any Investor Designee shall be conditional on the Required Investor Approval;

                  (v) in the event that any Investor Designee ceases to serve as a member of the Board or a Sub Board or any committee thereof during his term of office, the resulting vacancy on the Board or the Sub Board, and on each committee thereof, shall be filled by an Investor Designee;

                  (vi) notwithstanding the provisions of Section 2(a)(i), the number of Investor Designees on the Board shall not exceed the whole number obtained by multiplying (A) the Institutional Investors' percentage ownership of outstanding Common Stock of the Company arising out of their record ownership of (x) Preferred Shares (assuming the conversion of all outstanding Series B Preferred and Series C Preferred) and (y) shares of Common Stock that have been issued on conversion of shares of Series B Preferred and Series C Preferred by (B) the total number of directors on the Board (it being understood that for purposes of determining the whole number, any decimal beginning with 0-4 shall be rounded down to the nearest whole number and any decimal beginning with 5-9 shall be rounded up to the nearest whole number); and

                  (vii) in no event shall the number of directors on the Board be less than seven (7).

                        (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending (i) the meetings of the Board, any Sub Board and any committee thereof and (ii) any other meetings at the request of any Company or any of its Subsidiaries. So long as any Investor Designee serves on the Board or a Sub Board and for six years thereafter, the Company shall maintain directors and officers indemnity insurance coverage as currently in place or as otherwise approved by the Required Investor Approval, and the constituent documents of the Company and each of its Subsidiaries, as appropriate, shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

            (c) If any party or parties fail(s) (but is otherwise entitled) to designate a representative to fill a directorship pursuant to the terms of this
Section 2, the election of an individual to such directorship shall be accomplished in accordance with the Company's or the applicable Subsidiary's constituent documents and applicable law; provided that the parties shall take all necessary actions to remove such individual if the party or parties which failed (and are otherwise entitled) to designate such director so directs.

      Section 3. Approval of Transaction. In the event a meeting of the Company's stockholders is required under the General Corporation Law of the State of Nevada or otherwise, including under the regulations of the Nasdaq Stock Market (the "Nasdaq Rules"), for the approval of any aspect of the transactions contemplated by the Securities Purchase Agreement, including the issuance of shares of Series C Preferred (the "Stockholder Approval"), (i) the Company shall promptly take all action necessary to convene a meeting of its stockholders in accordance with the Nevada General Corporation Law and the Company's Articles of Incorporation and By-laws, and shall provide to its stockholders all proxy materials required by the Nasdaq Rules and the regulations under the Securities Exchange Act of 1934, as amended, in order to obtain the Stockholder Approval and (ii) each Securityholder shall promptly take all necessary or desirable action within such Securityholder's control (including, without limitation, attendance at stockholders' meetings in person or by proxy for the purposes of obtaining a quorum and the execution of written consents in lieu of meetings) to ensure that (i) all voting securities of the Company (including the Common Stock) over which such Securityholder has control shall be voted in favor of the Stockholder Approval and (ii) that any transferee of any voting securities of the Company now held by such Securityholder (other than a transferee who acquires such voting securities pursuant to public sale in the Nasdaq Stock Market by such Securityholder, including sales made in accordance with Rule 144 of the Securities Act) shall be obligated to vote in favor of the Stockholder Approval.

      Section 4. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any of the Institutional Investors unless such modification, amendment or waiver is approved in writing by the Company and the Required Investor Approval, and upon receipt of such written approval, such modification, amendment or waiver shall be binding upon all parties to this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      Section 5. Representations and Warranties of the Securityholders. Each Securityholder represents and warrants to each Institutional Investor (as to itself but not as to any other party) upon becoming a party hereto as follows:

            (a) Authorization; No Breach. The execution, delivery and performance by such Securityholder of this Agreement has been duly authorized by or on behalf of such Securityholder. This Agreement constitutes a valid and binding obligation of such Securityholder, enforceable in accordance with its terms. The execution and delivery by such Securityholder of this Agreement, and the fulfillment of and compliance with the terms hereof by such Securityholder, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any consent that has not been obtained or made of, from, with or to, any Person pursuant to, the constituent documents of such Securityholder, or any material agreement, instrument or other documents, or any applicable material requirement of law to which such Securityholder or any Affiliate is bound or to which any of such Persons or its assets is subject.

            (b) Record Owner; Proxy. Such Securityholder (i) is the record owner of the number of Subject Securities set forth opposite its name on Schedule A attached to this Agreement and (ii) is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No Securityholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

      Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Institutional Investor as follows:

            (a) Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by or on behalf of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, and the fulfillment of and compliance with the terms hereof by the Company, does not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or, (c) require any consent that has not been obtained or made of, from, with or to, any Person pursuant to, the constituent documents of the Company or any or its Subsidiaries, or any agreement, instrument or other document, or any applicable material requirement of law to which the Company or any of its Subsidiaries or any of its Affiliates is bound or to which any of such Persons or its assets is subject.

      Section 7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had not been contained herein.

      Section 8. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Institutional Investors and their respective successors and assigns; provided that (i) a Person acquiring Investor Shares in a public market transaction including a sale by an Institutional Investor of Investor Shares in the Nasdaq Stock Market shall not be considered a successor or assignee of the selling Institutional Investor as a result thereof, (ii) the Institutional Investors shall give prompt written notice to the Company of the name and address of their respective successors and assigns and (iii) the Company may not assign any of its obligations under this Agreement without the Required Investor Approval. This Agreement shall be binding upon the Securityholders and Institutional Investors so long as they hold Subject Securities.

      Section 9. Counterparts; Fax Signatures. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Signatures sent by telecopy shall be deemed to constitute original signatures.

      Section 10. Remedies. Each party to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of the Agreement and that the Company or any Institutional Investor may in its sole discretion apply to any court of law or equity or competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      Section 11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) or sent by telecopy to the Company at the address set forth below and to any other recipient at the address indicated on the Schedule attached hereto or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, when delivery is confirmed by telecopy, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

                  MGC Communications, Inc.
                  3301 North Buffalo Drive
                  Las Vegas, Nevada  89129
                  Attention:  Maurice J. Gallagher, Jr.
                  Facsimile:  (702) 310-5715
                  Telephone:  (702) 310-1000

      Section 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Rhode Island or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Rhode Island; provided that the General Corporation Law of the State of Nevada shall govern all issues concerning the voting of the Subject Securities.

      Section 13. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term "or" has the inclusive meaning represented by the term "and/or" and the term "including" is not limiting. All references as to "Sections", "Subsections", "Articles", "Schedules" and "Exhibits" shall be to Section, Subsections, Articles, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

      Section 14. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      Section 15. No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto and their successors and permitted assigns.

      Section 16. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      Section 17. Termination. This Agreement shall terminate upon the earlier to occur of (i) seven (7) years from the date hereof or (ii) the date upon which
(A) less than one-third (1/3) of both (x) the number of shares of Series B Preferred initially issued remains outstanding and (y) the number of shares of Series C Preferred initially issued remains outstanding and (B) the number of Investor Shares outstanding represents less than five percent (5%) of the outstanding Common Stock, assuming conversion of all outstanding shares of Series B Preferred and Series C Preferred.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                               MGC COMMUNICATIONS, INC.


                               By:
                                  ----------------------------------
                               Name:
                                    -------------------------------
                               Title:
                                     --------------------------------


                               PROVIDENCE EQUITY PARTNERS III L.P.
                               By:  Providence Equity Partners III LLC,
                                       its general partner


                               By:
                                  ---------------------------------
                                       Managing Director


                               PROVIDENCE EQUITY OPERATING PARTNERS III L.P.
                               By:  Providence Equity Partners III LLC,
                                       its general partner


                               By:
                                  ----------------------------------
                               Name:
                                    -------------------------------
                               Title:
                                     --------------------------------


                               J K & B CAPITAL III L.P.
                               By:  JK&B Capital, LLC, its general partner

                               By:
                                  ----------------------------------
                               Name:
                                    -------------------------------
                               Title:
                                     --------------------------------



                 [SIGNATURE PAGE TO SECURITYHOLDERS' AGREEMENT]

                                        WIND POINT PARTNERS III, L.P.


                                        By:
                                        Name:
                                        Title:

                                        WIND POINT EXECUTIVE ADVISOR
                                        PARTNERS III, L.P.


                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:
                                        Title:



                                        By:
                                        Name:
                                        Title:



                                        By:
                                        Name:
                                        Title:



                                        By:
                                        Name:
                                        Title:

                 [SIGNATURE PAGE TO SECURITYHOLDERS' AGREEMENT]

                                          By:
                                          Name:
                                          Title:



                                          By:
                                          Name:
                                          Title:



                                          By:
                                          Name:
                                          Title:


                 [SIGNATURE PAGE TO SECURITYHOLDERS' AGREEMENT]

                             JK&B CAPITAL, L.P.
                             By:                        , its general partner



                             By:
                                  -----------------------------
                                     Name:
                                     Title:


                             JK&B CAPITAL II, L.P.
                             By:                        , its general partner



                             By:
                                  -----------------------------
                                     Name:
                                     Title:



                             JK&B CAPITAL III QIP, L.P.
                             By:                        , its general partner


                             By:
                                  -----------------------------
                                     Name:
                                     Title:











                 [SIGNATURE PAGE TO SECURITYHOLDERS' AGREEMENT]

                    SCHEDULE A TO SECURITYHOLDERS' AGREEMENT

                                                                                            TOTAL NUMBER OF SHARES OF
                                                                                            COMMON STOCK OR PREFERRED
     STOCKHOLDER                       DETAIL                                                     SHARES OWNED
     -----------                       ------                                                     ------------
                                                                                   COMMON                               PREFERRED
                                                                                   ------                               ---------

Maurice Gallagher                Direct ownership - 22,500                          3,190,546                                 -0-
                                 Various trusts (1) - 1,478,146
                                 Gallagher Family Investments, LP -
                                 1,650,000
                                 Gallagher Corp. - 39,900

[NIELD MONTGOMERY]                                                                  [736,500]                                 -0-

Timothy Flynn                    Direct ownership - 790,500                           892,500                                 -0-
                                 Flynn Family Investments, LP - 60,000
                                 Flynn Corp. - 42,000

                                                                                                                 555,556 Series B
David Kronfeld                   JK&B Capital and affiliates (2) - 968,143          1,145,371                    357,143 Series C
                                 Boston Capital Ventures III, L.P. -
                                 171,428
                                 Direct ownership - 5,800

Thomas Neustaetter               Strategic Investment
                                 Partners Limited - 342,856                         [694,512]                                 -0-
                                 S-C Phoenix Holdings, LLC - 214,285
                                 Winston Partners II LDC - 85,714
                                 Winston Partners II LLC - 42,857
                                 Direct Ownership - 8,800

Wind Point Executive
Advisor Partners III, L.P.                                                          [      ]                      5,043 Series B

Wind Point Partners III, L.P.
(Jim TenBroek)                                                                     [685,714]                    550,513 Series B

Robert L./Carol A. Priddy                                                            889,500                                 -0-

Hayden & Ladonna Fleming
Revocable Trust                                                                      140,369                                 -0-

Hayden Fleming IRA                                                                     4,000                                 -0-

Ladonna Fleming IRA                                                                    6,500                                 -0-

Circle F Ventures, LLC                                                               664,400                                 -0-

Mitch Allee                                                                          470,500                                 -0-

John Boersma                                                                          64,000                                 -0-



                                                                                                 TOTAL NUMBER OF
                                                                                                SHARES OF COMMON
                                                                                                STOCK OR PREFERRED
                STOCKHOLDER                          DETAIL                                       SHARES OWNED
                -----------                          ------                                       ------------

                                                                                         COMMON                           PREFERRED
                                                                                         ------                           ---------

Dave Clark                                                                               13,620                                 -0-

Providence Equity Partners III                                                                                   4,080,320 Series B
L.P.                                                                                        -0-                    886,259 Series C

Providence Equity Operating
Partners III L.P.                                                                           -0-                     30,792 Series B
                                                                                                                     6,598 Series C


                                                                       TOTAL:               [ ]
                                                           TOTAL OUTSTANDING:               [ ]
                                                                  PERCENTAGE:               [ ]

(1)   Gallagher Stock Trust dated 4/2/94
      Gallagher Trust dated 10/20/92

(2)   JK&B Capital, L.P.
      JK&B Capital II, L.P.